SCHEDULE  14A  INFORMATION

           Proxy  Statement  Pursuant  to  Section  14(a)  of  the  Securities
                 Exchange  Act  of  1934  (Amendment  No.     )

Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [  ]

Check  the  appropriate  box:
[  ]  Preliminary  Proxy  Statement         [  ]  Confidential,  for  Use of the
                                            Commission  Only  (as  permitted  by
                                            Rule  14a-6(e)(2))
[X]  Definitive  Proxy  Statement
[X]  Definitive  Additional  Materials
[  ]  Soliciting  Material  Pursuant  to  Rule  14a-11(c)  or  Rule  14a-12

                             MacDermid,  Incorporated

                   (Name  of  Registrant  as  Specified  In  Its  Charter)


(Name  of  Person(s)  Filing  Proxy  Statement,  if  other  than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[X] No fee required per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[  ]  Fee  computed  on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)  Title  of  each  class  of  securities  to  which  transaction applies:

     2)  Aggregate  number  of  securities  to  which  transaction  applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing  fee  is  calculated  and  state  how  it  was  determined):

     4)  Proposed  maximum  aggregate  value  of  transaction:

     5)  Total  fee  paid:


[  ]  Fee  paid  previously  with  preliminary  materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount  Previously  Paid:

     2)  Form,  Schedule  or  Registration  Statement  No.:

     3)  Filing  Party:

     4)  Date  Filed:




                                  MACDERMID
                                Incorporated
                             245  Freight  Street
                         Waterbury,  CT.  06702-0671

                    NOTICE  OF  ANNUAL  MEETING  OF  SHAREHOLDERS
                            TO  BE  HELD  JULY  19,  2000

     The Annual Meeting of Shareholders of MacDermid, Incorporated ("MacDermid") will be held at the Naugatuck Valley Community College, Fine Arts Center, 750 West Main Street, Waterbury, CT. on Wednesday, July 19, 2000 at 3:00 P.M. EDT, for the following purposes:

     1. To elect seven directors to hold office until the next annual meeting or until their successors are elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 26, 2000 as the record date for the determination of shareholders who will be entitled to notice of and to vote at the meeting.

     You are requested to promptly vote, date and sign the enclosed proxy and return it in the enclosed postage-paid envelope at your earliest convenience prior to the meeting. Because it is impractical to eliminate duplication, separate proxies are mailed to persons whose names are shown in more than one way on MacDermid's stock records. Therefore, you may receive more than one proxy. Please vote, date, sign and return all proxies received.

     If  you  are  an  employee  participating  in  MacDermid's Employees Profit
Sharing or Employee Stock Ownership Plans, you will receive separate instructions covering shares held for your account in such plan or plans.

     Your proxy vote is very important. Prompt return of all your proxies will minimize proxy solicitation expense, assure a quorum and avoid confusion and delay at the meeting.


                                By  Order  of  the  Board  of  Directors,

Waterbury,  Connecticut            MARY  ANNE  B.  TILLONA
June  19,  2000                     Corporate  Secretary


(IN ORDER TO AVOID UNNECESSARY EXPENSE), we urge you to indicate voting instructions on the enclosed proxy and date, sign and return it promptly PRIOR to the meeting in the envelope provided, no matter how large or small your holdings may be.

Note:
     Shareholders please note that an employee information session will be held beginning at 1:00 p.m., just prior to the start of the annual shareholders meeting on Wednesday July 19, 2000. All shareholders are cordially invited to attend this information session as well at the same location.






                                  MACDERMID
                                Incorporated
                              245  Freight  Street
                      Waterbury,  Connecticut  06702-0671

                          PROXY  STATEMENT  GENERAL

     THE ACCOMPANYING PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF MACDERMID, INCORPORATED ("MACDERMID") for use at the annual meeting of Shareholders of MacDermid and at any and all adjournments thereof (the "Meeting") to be held, pursuant to the accompanying Notice of Annual Meeting of Shareholders, at Naugatuck Valley Community College, Fine Arts Center, Waterbury, CT. on Wednesday, July 19, 2000 at 3:00 P.M., EDT.

     Each holder of MacDermid's common stock (the "Common Stock") is entitled to one vote per share on each matter to be brought before the Meeting. Valid proxies will be voted as specified thereon at the Meeting. Any shareholder giving a proxy in the accompanying form (a "Proxy") retains the power to revoke it at any time prior to the exercise of the powers conferred thereby by (1) delivering written notice of such revocation to Mary Anne B. Tillona, Corporate Secretary, MacDermid, Incorporated, 245 Freight Street, Waterbury, Connecticut 06702-0671; (2) delivering to the Corporate Secretary a duly executed Proxy or other proxy form bearing a date subsequent to the date on the given Proxy; or (3) appearing at the Meeting and requesting to vote his or her shares in person. Any shareholder who attends the Meeting in person will not be deemed thereby to revoke the Proxy unless such shareholder affirmatively indicates at the Meeting his intention to vote the shares in person.

     Unless a shareholder provides contrary instructions on a Proxy, all shares represented by the Proxy (if not revoked before such shares are voted) will be voted for the election of the nominees for directors named below, and by the persons granted the proxies in their discretion on any other business properly to come before the Meeting.

     MacDermid has retained D.F. King & Co., Inc. of New York, New York ("King") to assist with the solicitation of Proxies and the mailing and distribution of proxy material. The anticipated cost of King's services is approximately $4,000, plus reimbursement of expenses. MacDermid will bear the cost of the solicitation of Proxies, which may include the reasonable expenses of brokerage firms and others for forwarding Proxies and proxy material to the beneficial owners of Common Stock of MacDermid. In addition to the use of the mails, Proxies may be solicited by King and by regular employees of MacDermid personally or by telephone or telegram. Votes will be counted by employees of Computershare Investor Services, LLC of Chicago, Illinois("Computershare"), the Corporation's transfer agent. MacDermid currently anticipates that Ms. Mary Anne B. Tillona, the Corporate Secretary of MacDermid, will be the Inspector of Election who will certify the votes at the meeting of shareholders.

     Only holders of Common Stock of record at the close of business on May 26, 2000 are entitled to notice of and to vote at the Meeting. On that date there were 31,152,611 shares of Common Stock outstanding and entitled to be voted. Holders of a majority of such outstanding shares, present in person or represented by proxy, will be necessary to constitute a quorum at the Meeting. If a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting will be necessary for the election of each nominee for director and for the approval of the other items proposed. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Abstentions are counted in determining the shares represented at the Meeting with respect to each proposal presented to shareholders, but broker non-votes are not counted for such purpose.

     Any shares held for the account of a shareholder who participates in the MacDermid Dividend Reinvestment Plan will be voted automatically with the shareholder's other shares of Common Stock as directed by the shareholder on the enclosed Proxy.

     The approximate date on which this Proxy Statement and the accompanying Proxy are first sent to shareholders is June 19, 2000. MacDermid's Annual Report to Shareholders, containing financial statements for the fiscal year ended March 31, 2000, accompanies these proxy materials to each shareholder.


 EVERY  SHAREHOLDER'S  VOTE  IS  IMPORTANT
Please complete, sign and return your proxy card in the enclosed envelope.

                                   ITEM  1

                            ELECTION  OF  DIRECTORS

     In connection with the merger on February 18, 1999 of PTI, Inc. with and into MacDermid, during fiscal year 2000 the Board of Directors increased the number directors from six (6) to seven (7). At that time, Mr. Joseph M. Silvestri was elected to the Board of Directors, as permitted by MacDermid's By-Laws.

     The Board of Directors, pursuant to the By-Laws, as amended, has fixed at seven (7) the number of directors to be elected at the Meeting. Shares represented by Proxies will be voted for the election of the nominees for Director listed below, unless otherwise indicated. Each Director of MacDermid shall serve until the next annual meeting or until his successor has been elected and qualified. Thomas W. Smith, a current member of MacDermid's Board of Directors, will not stand for re-election at the annual meeting. The Nominating Committee has nominated T. Quinn Spitzer to serve as director in his stead. Except for Mr. Spitzer, all nominees are currently Directors of MacDermid.

     Management has no reason to believe that any nominee named below will be unable to serve as a Director. If at the time of the Meeting a nominee should be unable to stand for election, it is the intention of the persons granted the Proxies to vote in their discretion for such person as may be designated as a nominee by the Board of Directors of MacDermid.

The  following  information  has  been  provided  by  each  Director  nominee.



                          -NOMINEES  FOR  DIRECTOR-


R. NELSON GRIEBEL Mr. Griebel joined MacDermid in February of 1999. He currently serves as a Director, President and Chief Operating Officer of MacDermid. Prior to joining MacDermid, and since July 1993, Mr. Griebel served as Executive Vice President - West Region for BankBoston, N.A. Mr. Griebel has an A.B. from Dartmouth College and a J.D. from Suffolk University School of Law. Mr. Griebel has been involved in a variety of business and charitable organizations throughout Connecticut.

Principal  occupation  -  President  and  Chief  Operating Officer of MacDermid.

Director  since  1999

123,562  shares  -  *(2)(4)

Member  of  the  Executive  and  Nominating  Committees.

Age:  51

HAROLD LEEVER Mr. Leever joined MacDermid in 1938. He was elected President in 1954 and Chairman of the Board in 1977. Mr. Leever is currently Chairman emeritus. Mr. Leever is active in a number of organizations concerned with education, health and youth development.
Mr.  Leever  has  a  B.S.  degree  in  Chemical
Engineering  from  Michigan  State  University.

Principal  occupation  -  Director  of  MacDermid

Director  since  1947

1,685,011  shares  -  5.4%  (1)

Member  of  the  Executive  and  Nominating  Committees.

Age:  86
                           --NOMINEES FOR DIRECTOR --


DANIEL  H.  LEEVER  Mr.  Leever  joined  MacDermid  in
1982.  In  1989,  he  was  appointed  Senior  Vice
President and Chief Operating Officer. The following year, he was appointed President and Chief Executive Officer. In 1998, Mr. Leever was appointed Chairman of the Board and currently serves as Chairman and Chief Executive Officer.
Mr.  Leever  attended  undergraduate  school  at  Kansas
State University and the graduate school at the University of New Haven School of Business.

Principal occupation -Chairman of the Board and Chief Executive Officer of MacDermid

Director  since  1989

2,623,907  shares  -  8.4%  (3)

Member  of  the  Executive  and  Nominating  Committees

Age:  51


DONALD  G.  OGILVIE  -  Mr.  Ogilvie  has  been
Executive  Vice  President  of  the  American
Bankers  Association  since  1985.  From  1980  to
1985 he was a Vice President of Celanese Corporation and from 1977 to 1980 Associate Dean of Yale University's School of Organization and Management. Earlier, he held posts in the U.S. Department of Defense and in the Executive Office of the President as Associate Director of National Security and International Affairs in the Office of Management and Budget. Mr. Ogilvie has a B.A. degree from Yale University and an M.B.A. from Stanford University's School of Business.

Principal  occupation - Executive Vice President of American Bankers Association

Director  since  1986

10,063  shares  -  *(4)
Member  of  the  Audit,  Compensation,  Executive  and  Nominating  Committees.

Age:  57
                            --NOMINEES FOR DIRECTOR--

JAMES  C.  SMITH  Mr.  Smith  is  Chairman  of
the  Board  and  Chief  Executive  Officer  of
Webster  Financial  Corporation and its subsidiary,              Webster Bank of
Connecticut. He also serves, and has served since prior to 1987, as President of Webster. Mr. Smith is active in a number of organizations dedicated to enhancing the quality of life in the communities served by Webster. Mr. Smith has an AB degree from Dartmouth College.

Principal occupation - Chairman of the Board and Chief Executive Officer of Webster Financial Corporation and its subsidiary, Webster Bank of Connecticut.

Director  since  1994

12,691  shares  -  *  (4)

Member  of  the  Audit,  Compensation,  Executive  and  Nominating  Committees.

Age:  51


JOSEPH M. SILVESTRI Mr. Silvestri has been a Vice President of Citicorp Venture Capital Ltd. since 1995. He is a member of the boards of directors and compensation committees of Triumph Group, Inc, a manufacturer and distributor of aircraft components, and The GNI Group, Inc, a waste management services corporation. Mr. Silvestri also serves on the Boards of Directors of a number of private corporations. Mr. Silvestri has a BS degree from Pennsylvania State University and an MBA degree from Columbia Business School.

Principal  occupation  -  Vice  President  of  Citicorp  Venture  Capital  Ltd.

Director  since  1999

41,341  shares  -  *  (4)

Member  of  the  Audit,  Compensation,  Executive  and  Nominating  Committees.

Age:      38

 T.  QUINN  SPITZER,  JR.  Mr.  Spitzer  is  a  partner  in McHugh Consulting, a management consulting firm specializing in business strategy and complexity management. Mr. Spitzer has been an independent consultant since 1973. In 1978 he joined the consulting firm of Kepner-Tregoe, Inc. of Princeton, N.J. In 1990, he was appointed as President and Chief Executive Officer of Kepner-Tregoe, and in 1996 he also became Chairman of the Board of Kepner-Tregoe. In 1999 he established McHugh Consulting. Mr. Spitzer received his undergraduate education from the University of Virginia and his graduate education from the University of Georgia. He serves on the Boards of Directors of a number of organizations, including the National Alliance of Business.

Principal  Occupation  -  Partner,  McHugh  Consulting

300  shares  -  *(4)

Nominated for Appointment to the Audit, Compensation, Executive and Nominating Committees

Age:  51




*  Indicates  less  than  1%  of  the  outstanding  shares  of  Common  Stock.



                         Notes to Election of Directors

     (1) Includes 265,089 shares owned by his wife, Ruth Ann Leever, as to all of which shares Mr. Leever disclaims any beneficial interest, and 41,211 shares held by MacDermid's Profit Sharing and Employee Stock Ownership Plans. BankBoston N.A. and Mr. Daniel Leever as co-trustees of certain trusts, may have or succeed to the rights to vote 1,114,401 shares. A portion of the information for Mr. Leever was obtained from his amended Schedule 13G dated March 14, 2000. MacDermid has entered into an agreement with Mr. Leever that up to the greater of $522,988 or the then face amount of a life insurance policy held by MacDermid on Mr. Leever's life will be used to purchase a portion of his MacDermid shares upon his death. The total purchases to be made are not to exceed the total of the state and federal estate taxes and funeral and administration expenses of Mr. Leever's estate. The price per share of such purchase is to be the market price at the time of death.

     (2) Includes 562 shares held by MacDermid's Profit Sharing and Employee Stock Ownership plans (reported as of March 31, 2000), 10,000 shares which are subject to restrictions on transfer, which restrictions shall lapse as to 5,000 shares in each of February, 2001 and February, 2002 under the terms of the 1995 Equity Incentive Plan and 100,000 shares which may be acquired upon exercise of options granted under the Option Plan.

     (3) Includes 145,435 shares held by MacDermid's Profit Sharing and Employee Stock Ownership plans (reported as of March 31, 2000), 90,000 shares which are subject to restrictions on transfer until June 14, 2000 and 86,500 shares which are subject to restrictions on transfer until April 19, 2002 under the terms of the Special Stock Purchase Plan, 462,065 shares which may be acquired upon exercise of options granted under the Special Stock Purchase Plan and 500,000 shares which may be acquired upon exercise of options granted under the MacDermid Incorporated Stock Option Plan dated July 6, 1998. Also includes 40,488, and 10,020 shares which are subject to restrictions on transfer until May 14, 2001 and May 14, 2002, respectively, under the terms of the MacDermid 1995 Equity Incentive Plan. Includes 74,703 shares held in trust by Mr. Leever for his sons and 3,390 shares owned by his spouse, as to all of which Mr. Leever disclaims beneficial interest. Also includes 1,114,401 shares held by certain trusts established by Mr. Harold Leever, of which Mr. Daniel Leever is co-trustee.

     (4)     Owner  has  sole  voting  power.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION
     The Compensation Committee has furnished the following report on executive compensation in the fiscal year ended March 31, 2000.

                             EXECUTIVE COMPENSATION

     The Compensation Committee is primarily responsible for MacDermid's overall executive compensation policy of compensating MacDermid's officers competitively with those of comparable companies, rewarding exceptional performance where appropriate and providing incentive for future performance through cash incentive payments and equity incentives. In fiscal year 2000, MacDermid's executive compensation generally had three basic components: annual base salary, short-term cash incentive bonus and equity incentives (long term compensation).

     In establishing levels of annual salary, incentive bonus and equity incentives, the Committee generally considers, in order of emphasis, the following factors: (i) MacDermid's performance, or in certain cases group performance, relative to Committee expectations, (ii) the performance and achievements of MacDermid's executives, individually, and collectively, (iii) the responsibilities of each executive, (iv) the compensation practices of peer companies, and (v) the level of cash compensation and equity incentives required to attract and hold qualified executives.

     MacDermid uses a comparator group of specialty chemical companies, (the "Comparator Group") to serve as a factor for determining the appropriate cash and equity incentive components of the program. The companies in the Comparator Group are selected based upon their similarity to MacDermid, relative complexity, and scope. Earnings trends, return on equity and other performance measures are compared. The size and composition of the Comparator Group may change from year to year. The Comparator Group differed from the group of companies included in the Media General Specialty Chemical stock index used in the Comparative Stock Performance graph on page 8. The Media General Specialty Chemical stock index, which consists of approximately 70 companies, is too unwieldy to use for compensation purposes because of the large number of companies and their disparate compensation practices. The Comparator Group is not used in the performance graph principally because of the need to maintain consistency in the indices or peer groups used in the graph.

     Before considering the compensation factors discussed above, the Committee targets annual base compensation at a level which, together with incentive bonuses, would provide cash compensation to individual executives at below median market compensation levels for poor corporate or unit performance, at median market compensation levels for good performance, and above median market compensation levels for excellent performance.

     Executives, other than the Chief Executive Officer, were eligible to receive incentive bonuses pursuant to MacDermid's Short-Term Executive Incentive Compensation Plan, the purpose of which is to motivate executives to use their best efforts to enhance shareholder value through improvements in MacDermid's financial performance. The Committee used a formula in determining the amount of the executive incentive bonus. The formula utilizes the following three factors: (i) the increase in consolidated earnings per share averaged over the most recent two-year period (the "EPS Change"), (ii) the relationship of net earnings to net sales ("ROS") and (iii) the relationship of net earnings to average shareholders' equity ("ROE"). An incentive bonus was paid with respect to a particular factor only if the EPS Change, ROS or ROE equaled or exceeded 3%, 4% and 14%, respectively. The factors may be measured on corporate or group performance. The amount of incentive bonus that is actually paid to corporate executive officers is subject to downward adjustment by the Committee based upon individual performance.

     During the fiscal year ended March 31, 2000, MacDermid's executives were eligible to receive equity incentives (Stock Options or Restricted Stock Awards) under the MacDermid Special Stock Purchase Plan (the "Special Stock Purchase Plan"), the MacDermid, Incorporated 1995 Equity Incentive Plan (the "Equity Incentive Plan") and stock options under the MacDermid Stock Option Plan dated July 6, 1998 (the "Stock Option Plan"), (the Special Stock Purchase Plan, Equity Incentive Plan and Stock Option Plan collectively referred to as the "Plans").


The Committee administers the Plans, and awards equity incentives to executives and other employees of MacDermid. The purpose of awarding equity incentives under the Plans is to enable MacDermid to attract, retain and motivate its employees to exert their best efforts to enhance shareholder value by giving them the ability to participate in the long-term growth of MacDermid. The Committee generally considers the same factors in establishing the amounts of equity awards for MacDermid's executive officers as those listed above. The amounts of the awards are based upon the relative position of each executive officer within MacDermid and individual performance independent of the terms and amount of awards previously granted.

     During fiscal year 2000, the Compensation Committee did not authorize any grants of restricted stock.

     Stock options awarded under the Stock Option Plan are in the form of options to purchase a specified number of shares of MacDermid common stock at an exercise price which is set at a premium over the market price on the date of grant. The actual premium is set by the Compensation Committee. The exercise price for options granted during fiscal year 2000 is a 33% premium above the average closing price on the five trading days preceding the date of grant. The period for exercising an option will begin four years after the date of grant and will end ten years after the date of grant. Vesting requirements, if any, are established by the Committee. Unless determined otherwise by the Compensation Committee, the exercise period will automatically terminate ninety
(90) days after the grantee ceases to be employed by the Company on a full time basis, for any reason. During fiscal year 2000, options were granted to Messrs. Largan, Cordani and Bolingbroke to purchase 10,000, 10,000 and 10,000 shares, respectively of MacDermid common stock under the terms of the Stock Option Plan. The exercise price for the foregoing grants was set at a premium of 33% above the average closing price on the five trading days preceding the date of grant. Mr. Griebel was granted a multi-year option grant in fiscal year 1999 under the Option Plan and therefore Mr. Griebel was not awarded additional options in fiscal year 2000. Under normal circumstances, the Compensation Committee anticipates that Mr. Griebel will not be awarded additional option grants until fiscal year 2002.

     Stock Options awarded under the Special Stock Purchase Plan are in the form of options to purchase a specified number of restricted shares of MacDermid Common Stock at an exercise price at least 66.6% of the market price of the Common Stock on the date of award. The options are generally exercisable only during the four-year period beginning on the date of award. However, at the 1996 Annual Meeting, the shareholders approved amendments to the Special Stock Purchase Plan which may extend the foregoing exercise period under certain conditions. The shares of Common Stock acquired upon any exercise are treated as restricted stock for a period of four years commencing on the date of exercise. Such shares may not be sold during such period (other than to MacDermid at the exercise price) and must be resold to MacDermid at the exercise price if the participant's employment with MacDermid is terminated during such period, except in the case of death, retirement, permanent disability or involuntary termination without cause. Such restrictions may, however, be waived by the Committee in its discretion from time to time. No options were granted under the special Stock Purchase Plan during fiscal years 1998, 1999 or 2000.

The Committee believes that the Plans allow executive officers to participate in the enhancement of shareholder value.


CHIEF  EXECUTIVE  OFFICER  COMPENSATION

     Compensation for Daniel H. Leever, MacDermid's Chairman and Chief Executive Officer, was determined in accordance with the terms of the MacDermid, Incorporated Executive Compensation Plan, the material terms of which were approved by the Company's shareholders at the 1998 Annual Meeting. Under the terms of the plan, no base salary was paid to Mr. Leever. The amount of performance based short-term annual compensation which was paid to Mr. Leever during fiscal year 2000 was based directly and solely upon the following factors: (i) earnings per share, and (ii) the two-year average of earnings per share growth. Compensation under the plan was determined in two components. The first component was determined by multiplying $5,700.00 by the number of cents per share the Company has earned for the fiscal year up to $1.00. The second component was determined by multiplying $5,700.00 by the number of cents per share earned by the Company, during the fiscal year, above $1.00 further multiplied by a factor of from 0 to 2.5, which factor is determined based upon the two year average of earnings per share growth. For fiscal year 2000, the two year average growth in earnings per share was approximately 8.2%, and as a result the factor was 1.0. Mr. Leever's annual performance based compensation was determined and paid solely in accordance with the terms of the plan as noted above.

     Mr. Leever was awarded a multi-year grant of MacDermid stock options in fiscal year 1999 under the Option Plan and therefore Mr. Leever was not awarded additional option grants in fiscal year 2000. Under normal circumstances, the Compensation Committee anticipates that Mr. Leever will not be awarded additional option grants until fiscal year 2002. Mr. Leever did not receive a grant of restricted stock in fiscal year 2000.


      Respectfully  submitted  by,


                           THE COMPENSATION COMMITTEE
                            Thomas W. Smith, Chairman
                           Donald  G.  Ogilvie
                           James  C.  Smith
                           Joseph  M  Silvestri



                           SUMMARY COMPENSATION TABLE

The following Summary Compensation Table summarizes annual, long-term and other compensation paid by MacDermid and its subsidiaries for each of its three fiscal years ended March 31, 2000 to MacDermid's Chief Executive Officer and four other most highly compensated executive officers.




                                                          Long-Term
                                                          Compensation
                         Annual  Compensation             Awards

                                            Securities
                                            Underlying  Value  of
                    Fiscal                  Options    Restricted   All  other
Name  and            Year   Salary  Bonus             stock  awards compensation
principal  position          ($)    ($)(1)   (#)  (2)   $   (3)     ($)    (4)
______________________________________________________________________________

Daniel  H.  Leever   2000        -    427,500        -         -      6,763,008
Chairman  and        1999        -  1,125,000  500,000   328,155      3,389,655
Chief  Executive     1998  275,000    683,032   12,065   583,702        720,596
Officer

R.  Nelson  Griebel  2000  250,000          -        -         -        359,785
President  and       1999   31,250     75,000  100,000   741,250        170,416
Chief  Operating     1998        -          -        -         -              -
Officer

Stephen  Largan      2000  139,706     30,000   10,000         -          8,998
Vice  President-     1999   35,342     25,000   40,000         -          4,064
Finance              1998        -          -        -         -              -

John  L.  Cordani    2000  107,333     30,000   10,000         -         13,920
Executive  Vice      1999   99,017     78,000   15,000    57,116         15,215
President  and       1998   94,100     56,460        -    24,523         11,389
General  Counsel


Gregory  M.          2000  102,500     30,000     10,000       -         12,080
Bolingbroke          1999   99,017     78,000     15,000  28,558         17,657
Controller           1998   94,102     56,460          -  36,243         18,300

______________________________________________________________________________



     (1) The bonuses reported were actually paid in the following fiscal year but calculated and accrued based upon performance in the fiscal year indicated in each case.

     (2) Awarded in fiscal year indicated. Awards listed include options to purchase 0; 0; 10,000; 10,000; and 10,000 shares of MacDermid Common Stock for Messrs. Leever, Griebel, Largan, Cordani and Bolingbroke respectively, which options were granted pursuant to the Stock Option Plan.

     (3) Awarded in fiscal year indicated. Amounts reported represent the dollar value of the restricted stock awards on the date of grant. During fiscal year 2000, Messrs. Leever, Griebel, Largan, Cordani and Bolingbroke did not receive any restricted stock awards. All restricted stock awards in prior fiscal years were made under the terms of the 1995 Equity Incentive Plan.

     (4) Amounts listed for fiscal year 2000 include deemed compensation, which arose from restrictions lapsing on certain optioned shares exercised in previous years under the MacDermid Incorporated Special Stock Purchase Plan, in the amounts of $6,743,624 and $339,868 in respect of Messrs. Leever and Griebel, respectively. Amounts listed for 2000 also include payments by MacDermid of premiums for split dollar life insurance in the amount of $4,384 on behalf of, Mr. Leever; contributions to the E.S.O.P. in the amounts of $5,000, $7,000, $1,849, $4,362, and $4,027, on behalf of, respectively, Messrs. Leever, Griebel, Largan, Cordani and Bolingbroke. The above-named executive officers did not receive contributions to the Profit Sharing Plan for fiscal year 2000.





                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     The following table provides information with respect to the aggregate number of unexercised options held by the Chief Executive Officer and the named officers as of March 31, 2000.






              Shares                   Number  of                 Value  of
              Acquired                 Securities  Underlying     Unexercised
              On                       Unexercised                In-the-money
              Exercise       Value     Options/SARs  at           Options  at
       During  Fiscal  2000  Realized  FY-end  (#)                  FY-end  ($)
Name           #              $        Exercisable/Unexercisable  Exercisable/
                                                                  Unexercisable
-------------------------------------------------------------------------------

Daniel  H.  Leever        0       0        962,065/0               0
R.  Nelson  Griebel       0       0        100,000/0               0
Stephen  Largan           0       0         40,000/10,000          0
John  L.  Cordani         0       0         17,500/10,000          0
Gregory  M.  Bolingbroke  0       0         17,500/10,000          0




(1) All of the options reported for Messrs. Leever, Griebel, Largan, Cordani and Bolingbroke were granted at exercise prices at a premium above the market price on the date of the grant, which premiums ranged from 28% - 33% based upon the average market price on the five trading days preceding the date of grant, and remained at a premium to the share price at March 31, 2000. Calculated using a market value per share at March 31, 2000 of $26.50.






          OPTION  GRANTS  IN  LAST  FISCAL  YEAR
     The following table sets forth certain information regarding options granted during the fiscal year ended March 31, 2000 by the Company to each of the named executive officers:






                                                                             Potential Realizable
                                                                               Value at Assumed
              Number of Shares    Percent of Total                           Rates of Stock Price
             Underlying Options    Options Granted    Exercise                 Appreciation for
                 Granted (1)      to all employees     Price     Expiration   Option Term     (2)
Name                 (#)            in F.Y. 2000     ($/Share)      Date          5%  $10%  $
-----------  -------------------  -----------------  ----------  ----------  ---------------------
Dan H.
Leever                         0                 -            -           -                      -
R. Nelson
Griebel                        0                 -            -           -                      -
Stephen
Largan                    10,000               3.8%  $    30.33     5/11/10    371,388     591,373
John L.
Cordani                   10,000               3.8%  $    30.33     5/11/10    371,388     591,373
Gregory M.
Bolingbroke               10,000               3.8%  $    30.33     5/11/10    371,388     591,373




(1)     Represents  options  granted  under  the  Stock  Option  Plan.  The exercise price for the foregoing  options  was set at a 133% premium above the average closing price for MacDermid common stock  on  the  five  trading  days  preceding  the  date  of  grant.

(2)     Calculated  based  upon  the  average  closing price of MacDermid common stock on the five trading  days  preceding  the  date  of  grant.



                              EMPLOYEES PENSION PLAN


     The MacDermid Employees Pension Plan (the "Pension Plan") is a qualified defined benefit plan. Pension payments may be made under the Pension Plan upon normal retirement commencing when an executive reaches age 60 based upon credited years of service up to a maximum of 30 years. Annual benefits are calculated on a single-life annuity basis and are subject to offsets for (i) amounts based on the value of the executive's interest in the Profit Sharing Plan as of March 31, 1976, if any, and (ii) 0.45% of the lesser of covered compensation or final average compensation, as defined by the Internal Revenue Code (the "Code") Section 401(1), multiplied by the years of service.

     Under the MacDermid, Incorporated Supplemental Executive Retirement Plan (the "Supplemental Plan"), executive officers are entitled to the difference between the benefits actually paid to them under the Pension Plan and the benefits which they would have received under the Pension Plan were it not for certain restrictions imposed under the Code relating to the amount of benefits payable under the Pension Plan and the amount of annual compensation which may be taken into account in determining benefits under the Pension Plan.

     Assuming that there are no changes in the Pension Plan and that participants historically have had earnings at least equal to the maximum Social Security wage base in each year of employment with MacDermid, the following table illustrates the estimated annual benefit payable for life under the Pension Plan and the Supplemental Plan to an employee retiring at age 60 on March 31, 2000 with maximum service under the Plan of up to 30 years. These benefits neither reflect an offset for the participant's March 31, 1976 interest in the Profit Sharing Plan nor do they recognize a Social Security supplement which is payable under the Pension Plan until the employee reaches age 65.





              ESTIMATED ANNUAL PENSION PAYABLE AT NORMAL RETIREMENT
                       BASED ON YEARS OF SERVICE INDICATED


Final  average
earnings             10  yrs      15  yrs     20  yrs     25  yrs    30  yrs
            $150,000     20,390      30,585     40,779     50,974    61,169
            $200,000     27,890      41,835     55,779     69,724    83,669
            $250,000     35,390      53,085     70,779     88,474   106,169
            $300,000     42,890      64,335     85,779    107,224   128,669
            $350,000     50,390      75,585    100,779    125,974   151,169
            $400,000     57,890      86,835    115,779    144,724   173,669
            $450,000     65,390      98,085    130,779    163,474   196,169
            $500,000     72,890     109,335    145,779    182,224   218,669
            $600,000     87,890     131,835    175,779    219,724   263,669
            $700,000    102,890     154,335    205,779    257,224   308,669
            $800,000    117,890     176,835    235,779    294,724   353,669
            $900,000    132,890     199,335    265,779    332,224   398,669





     Covered compensation under the Pension Plan includes an employee's annual salary and bonus, which, for the Chief Executive Officer and four other named officers, is set forth in the Summary Compensation Table. Messrs. Leever, Griebel, Largan, Cordani and Bolingbroke have 19, 1, 1, 14, and 7 years of credited service, respectively, under the Pension Plan.


                          COMPARATIVE STOCK PERFORMANCE


     The following graph and chart compare, during the five-year period commencing March 31, 1995 (at the market close) and ending March 31, 2000, the annual change in the cumulative total return on MacDermid's Common Stock with the Standard and Poors 500 and the Media General Specialty Chemicals Stock indices, assuming the investment of $100 on March 31, 1995 (at the market close) and the reinvestment of any dividends.


                        FIVE YEAR CUMULATIVE TOTAL RETURN


                                   (Graph)





   Past share performance should not be viewed as necessarily indicative of future performance.

Graph  Dollar  Values  1995      1996      1997      1998      1999     2000
----------------------------------------------------------------------------

MacDermid,  Inc.         100      156       247       616       729       571

Standard  &  Poors       100      111       111       145       106       134
500

Specialty  Chemicals     100      132       158       234       277       327



                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND OF MANAGEMENT

     The following table sets forth information as of May 26, 2000, (unless otherwise noted) with respect to ownership of common stock by any person known by to MacDermid to be a beneficial owner of more than 5% of its common stock, by MacDermid's C.E.O. and four other most highly compensated officers and by all directors and officers of MacDermid as a group. Unless otherwise noted, each person has sole voting and disposition power with respect to such person's shares. The total shares of common stock beneficially owned by the officers includes the right to acquire ownership through exercisable stock options.



______________________________________________________________________________

                                        Number  of  Shares         Percent
     Beneficial  Owner                   Beneficially  Owned       of  Class
______________________________________________________________________________

     FIVE  PERCENT  BENEFICIAL  OWNERS

     Citigroup,  Inc.                         4,249,025  (1)       13.6%
     399  Park  Avenue
     New  York,  New  York  10043

     MacDermid  Employees  Profit  Sharing,   3,644,580  (2)       11.7%
     Pension  and  Stock  Ownership  Plans
     245  Freight  Street
     Waterbury,  Connecticut  06702

     Daniel  H.  Leever                       2,623,907  (3)        8.4%
     135  Railtree  Hill  Road
     Woodbury,  CT  06798

     BankBoston  Corporation                  2,076,249  (4)        6.7%
     100  Federal  Street
     Boston,  Massachusetts  02110

     Vanguard/Primecap  Fund,  Inc.           1,701,000  (5)        5.5%
     P.O.  Box  2600
     Valley  Forge,  PA  19482

     Harold  Leever                           1,685,011  (3)        5.4%
     366  Guilds  Hollow  Road
     Bethlehem,  Connecticut  06751

     Thomas  W.  Smith                        1,679,000  (6)        5.4%
     323  Railroad  Avenue
     Greenwich,  CT  06830


NAMED  EXECUTIVE  OFFICERS

     Daniel  H.  Leever                       2,623,907  (3)        8.4%
     R.  Nelson  Griebel                        123,562  (7)           *
     Stephen  Largan                             42,489  (7)           *
     John  L.  Cordani                           26,159  (7)           *
     Gregory  M.  Bolingbroke                    40,111  (7)           *
     All  Directors  and  Officers            6,284,331  (3)(7)    20.2%
     as  a  group  (10  persons)
_____________________________________________________________________________



                         *Less  than  1%  of  shares  outstanding

     (1) The information for Citigroup is taken from its Schedule 13D dated January 7, 2000. Total includes 3,774,781 shares beneficially owned by Citicorp Venture Capital Ltd. ("CVC") and 474,244 shares held by an affiliate of CVC, to which CVC disclaims beneficial ownership.

     (2) 3,251,325 shares in the MacDermid Employees Profit Sharing and Employee Stock Ownership Plans are beneficially owned by the trustee of the plans, Prudential Insurance Co., and 393,255 shares in the MacDermid, Incorporated Employees Pension Plan are beneficially owned by the trustee of the plan, Investors Bank & Trust Company, 24 Federal Street, Boston, MA 02110. Under the terms of the Profit Sharing Plan and the ESOP, participants have the right to vote the shares credited to their accounts; however, the trustee may, in its discretion, vote any shares (including unallocated shares) not voted by the participants. The trustee of the Pension Plan may vote all the MacDermid shares beneficially owned thereunder.

     (3) Additional explanation of the shares beneficially owned by the Directors is provided in the footnotes under Election of Directors.

     (4)  The  information  for  BankBoston  Corporation("BB") is taken from its
Schedule 13G dated February 16, 1999. BB has sole voting power with respect to 874,055 shares, shared voting power with respect to 1,202,194 shares, sole dispositive power with respect to 673,355 shares and shared dispositive power with respect to 1,402,894 shares.

     (5)  The  information  for  Vanguard  Primecap Fund, Inc. is taken from its
Schedule  13G  dated  February  11,  2000.

     (6) The information for Mr. Smith is taken from a Schedule 13G filed on his behalf dated February 14, 2000.

      (7) Includes 562; 489; 3,130; and 10,663 shares which are held by Messrs. Griebel, Largan, Cordani and Bolingbroke, respectively, in the
MacDermid  Profit  Sharing  and  Employee  Stock Ownership Plans (reported as of
March 31, 2000) as well as 15,000; 7,868; and 5,029 shares held by Messrs. Griebel, Cordani and Bolingbroke which are subject to restrictions on transfer under the terms of the MacDermid, Incorporated 1995 Equity Incentive Plan; and options to purchase 100,000; 40,000; 17,200; and 17,200 of MacDermid common stock granted to Messrs. Griebel, Largan, Cordani and Bolingbroke respectively, under the Stock Option Plan.






                       INTERESTS OF MANAGEMENT AND OTHERS
                IN CERTAIN TRANSACTIONS AND FAMILY RELATIONSHIPS

     Harold Leever is a Director, and a nominee for Director of MacDermid. Mr. Leever's son, Daniel H. Leever, is Chairman, Chief Executive Officer, and a nominee for Director of MacDermid.


                       ADDITIONAL INFORMATION RELATING TO
                      THE BOARD OF DIRECTORS AND COMMITTEES


     The Board of Directors held four (4) regular meetings during the 1999 fiscal year. Each of the current members of the Board of Directors attended all of the meetings of the Board and the committees of which they were members. The Board has Audit, Compensation, Executive and Nominating Committees.

     The Audit Committee recommends independent auditors, reviews the scope of the audit examination and the independence of the auditors, reviews and approves non-audit services provided by the auditors, reviews findings and recommendations of the auditors and management's response thereto and reviews MacDermid's internal audit function. The Committee met two (2) times during the 2000 fiscal year. Members of the Committee during fiscal year 2000 were Thomas
W.  Smith,  Chairman,  Donald G. Ogilvie James C. Smith and Joseph M. Silvestri.

     The Compensation Committee reviews and makes recommendations to the Board with respect to officer compensation and it administers the Special Stock Purchase Plan and the Stock Option Plan, determining the persons to whom stock options are to be granted, the number of options to be granted, the conditions of the grant, and the manner in which the exercise price shall be payable. The Committee also administers the Equity Incentive Plan. The Committee, which met three (3) times during the 2000 fiscal year, included Mr. Thomas W. Smith, Chairman; Donald G. Ogilvie, James C. Smith and Joseph M. Silvestri.

     The Executive Committee may exercise, subject to limitations prescribed by law, those powers assigned to it by the Board of Directors. The Committee, which did not meet during the 2000 fiscal year, includes all members of the Board of Directors.

     The Nominating Committee reviews and makes recommendations to the Board with regard to director nominees. Any shareholder wishing to recommend a nominee to the Board should do so in writing addressed to Mary Anne B. Tillona, Corporate Secretary, MacDermid, Incorporated, 245 Freight Street, Waterbury, Connecticut 06702-0671. The Committee, which met once during the 2000 fiscal year, included R. Nelson Griebel, Daniel H. Leever, Harold Leever, Donald G. Ogilvie, Thomas W. Smith, James C. Smith and Joseph M. Silvestri.

     Directors who are employees or former employees of MacDermid received no compensation in addition to their salaries and benefits received as employees. Directors who are not employees or former employees were paid $1,000 for each meeting of the Board attended, $15,000 in premium options under the Stock Option Plan, $150 for each committee meeting attended not coincident with a meeting of the Board, a quarterly cash retainer of $750, and an annual retainer of $8,000, payable in shares of MacDermid Common Stock. MacDermid provided up to $50,000 group term life insurance for each outside director, for which it paid a nominal amount in premiums during the 2000 fiscal year.



                             INDEPENDENT ACCOUNTANTS

     The independent public accountants for MacDermid for fiscal year 2000 were KPMG LLP ("KPMG"), which firm had been selected to be MacDermid's auditors for fiscal year 2001 by the Board of Directors. At the Meeting, a representative of KPMG will have the opportunity to make a statement if he or she wishes to do so and will be available to answer any appropriate questions that may be asked by shareholders.



                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Shareholder proposals for inclusion in the proxy statement relating to the 2001 annual meeting must comply in all respects with the rules and regulations of the Securities and Exchange Commission and be received at MacDermid's principal executive offices at 245 Freight Street, Waterbury, Connecticut 06702-0671 no later than May 7, 2001. Such proposals should be addressed to the attention of Mary Anne B. Tillona, Corporate Secretary.





                                  MISCELLANEOUS



The Board of Directors knows of no matters other than those referenced in the Notice of Annual Meeting which are to be brought before the Meeting. However, if any other matters are properly presented, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with their best judgment.

     It is important that Proxies be returned prior to the Meeting. Shareholders are urged to sign and date the enclosed Proxy and promptly return it in the enclosed envelope.



               June  19,  2000               MARY  ANNE  B.  TILLONA
                                        Corporate  Secretary





     MACDERMID, INCORPORATED WILL PROVIDE WITHOUT CHARGE, TO ANY SHAREHOLDER, UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MARCH 31,2000. SUCH REQUEST SHOULD BE DIRECTED TO MARY ANNE B. TILLONA, CORPORATE SECRETARY, MACDERMID, INCORPORATED, 245 FREIGHT STREET, WATERBURY, CONNECTICUT 06702-0671.




                                                  Appendix  A

                                  FORM OF PROXY
                                      Front



PROXY                    MACDERMID,  INCORPORATED          PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      Annual Meeting of Shareholders -- July 19, 2000 at 3:00 P.M., E.D.T.
At The Naugatuck Valley Community College, Fine Arts Center, 750 West Main St., Waterbury, Connecticut

     The undersigned hereby constitutes and appoints DANIEL H. LEEVER, attorney and proxy to act on behalf of the undersigned at said meeting and at any adjournment thereof (the "Meeting"), with authority to vote on the following matters all shares of stock which the undersigned would be entitled to vote at the Meeting if personally present as directed on the reverse side hereof with respect to the items set forth in the accompanying Proxy Statement and in his discretion upon such other matters as may properly come before the Meeting.

      PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

                                     Reverse


      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

A  vote  FOR  items  1  and  2  is  recommended  by  the  Board  of  Directors.
1.  Election  of  Directors
   Nominees:  R.  Nelson  Griebel,  Harold  Leever,  Daniel  H.  Leever,
Donald  G.  Ogilvie,  James  C.  Smith, Joseph M. Silvestri and T. Quinn Spitzer
               FOR  WITHHOLD  FOR  ALL  (Except  Nominee(s)
               [  ]    [  ]     [  ]    written  below)



2.  In  their  discretion,  upon  any  other
   matters  as  may  properly  come  before
   the  meeting.
               AUTHORITY   AUTHORITY
               GRANTED       WITHHELD
               [  ]          [  ]
This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted FOR the above matters.


     Dated:____________________,2000
Signature(s)_____________________________
            _____________________________
            NOTE:Please  sign  exactly  as  name
            appears  hereon.  For  joint  accounts
            both  owners  should  sign.  When
            signing  as  executor,  administrator,
            attorney,  trustee,  guardian,
            corporate officer, etc., please give your full title.





[Space is provided for a mailing label containing the shareholder's name, address, account number, CUSIP number, sequence number and number of shares.]